UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2006
TEKELEC
(Exact name of registrant as specified in its charter)

California	0-15135	95-2746131

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Paramount Parkway, Morrisville, North Carolina	27560

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (919) 460-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement	1
Item 2.02	Results of Operations and Financial Condition	1
Item 2.05	Costs Associated with Exit or Disposal Activities	2
Item 9.01	Financial Statements and Exhibits	3
Exhibit 10.1
Exhibit 99.1

(i)

Item 1.01 Entry into a Material Definitive Agreement
     Effective October 26, 2006, Tekelec (the “Company”) and Ronald W. Buckly, Senior Vice President, Corporate Affairs and General Counsel of the Company, entered into an agreement (the “Agreement”) confirming the terms and conditions under which Mr. Buckly has agreed to continue to serve as the Company’s Senior Vice President, Corporate Affairs and General Counsel through December 31, 2006.
     Pursuant to the Agreement, the Company has agreed to pay to Mr. Buckly, as additional compensation for serving as Senior Vice President, Corporate Affairs and General Counsel of the Company through December 31, 2006, a retention bonus equal to his 2006 annual base salary of $320,000 (the “Retention Bonus”) payable on or before December 31, 2006, plus the aggregate amount of any bonuses payable to Mr. Buckly under the Company’s 2006 Officer Bonus Plan (the “2006 Bonuses”), which amount is not yet determinable. The 2006 Bonuses will be payable at the same time as 2006 bonuses are paid to the other executive officers of the Company, and the Company will waive the requirement that Mr. Buckly be employed by the Company after December 31, 2006 as a condition to receiving the 2006 Bonuses.
     In the event Mr. Buckly’s employment is terminated prior to the close of business on December 31, 2006 either (i) by Mr. Buckly for Good Reason (as defined in the Company’s Officer Severance Plan, as amended (the “Severance Plan”), but excluding termination based on the relocation of the Company’s headquarters from California to North Carolina) or (ii) by the Company for any reason other than for Cause (as defined in the Severance Plan), then Mr. Buckly will be entitled to receive his full Retention Bonus and 2006 Bonuses. In the event Mr. Buckly terminates his employment prior to December 31, 2006 without Good Reason, then he will be entitled to receive a pro rata portion of his Retention Bonus but will not be entitled to receive any portion of his 2006 Bonuses.
     The Retention Bonus and the 2006 Bonuses are in addition to the severance compensation (in the amount of approximately $700,000) and benefits that Mr. Buckly is entitled to receive under the Severance Plan as a result of the Company’s relocation of its headquarters from California to North Carolina and Mr. Buckly’s decision to terminate his employment with the Company due to such relocation. The Severance Plan is filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 1987, and amendments to the Severance Plan are filed as exhibits to the Company’s Annual Reports on Form 10-K for the years ended December 31, 1998 and December 31, 1999.
     The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.02 Results of Operations and Financial Condition
     On November 1, 2006, Tekelec issued a press release announcing, among other things, its financial results for the fiscal third quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

     The information in this Item 2.02 of this Form 8-K and in Exhibit 99.1 furnished herewith shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 2.05 Costs Associated with Exit or Disposal Activities
     On October 31, 2006, Tekelec committed to a restructuring plan as part of its ongoing efforts to align its cost structure in the Company’s Switching Solutions Business Unit based in Plano, Texas with the Business Unit’s current business opportunities. The restructuring plan involves the Company’s (i) termination of 104 employees in the Business Unit and related customer service, operations and other personnel, (ii) decision not to replace 22 employees who had left the Company during the third quarter of 2006 and (iii) termination of approximately 25 contractors. The restructuring plan expanded the restructuring that the Company completed in June 2006 and that was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on June 26, 2006.
     The Company currently estimates that it will incur charges in the quarter ended December 31, 2006 in the aggregate amount of approximately $3 million to $4 million related to employee severance arrangements entered into and other costs incurred in connection with the restructuring plan. (For purposes of clarification, these charges do not include the amounts payable to Ronald W. Buckly, the Company’s Senior Vice President, Corporate Affairs and General Counsel, under the Agreement and Officer Severance Plan described above in Item 1.01 of this Current Report on Form 8-K.) All of the severance payments are expected to be paid within a one-year period commencing in the fourth quarter of 2006. As a result of the restructuring plan, the Company currently expects to realize estimated annual operating cost savings of $17 million to $19 million. Due to the timing of the restructuring, the Company expects to realize the majority of these savings commencing in 2007.
FORWARD-LOOKING STATEMENTS
     Certain statements made in this Current Report on Form 8-K are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006, its Annual Report on Form 10-K for the year ended December 31, 2005 and its other filings with the Commission, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s filings with the Commission, include, among others, the risk that the Company will not realize all the benefits of its restructuring activities. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
           The following Exhibit 10.1 is filed, and the following Exhibit 99.1 is furnished, as a part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Agreement effective October 26, 2006 between the Registrant and Ronald W. Buckly

99.1	Press Release dated November 1, 2006 of the Registrant

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tekelec
Dated: November 1, 2006	By:	/s/ Franco Plastina
Franco Plastina
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement effective October 26, 2006 between the Registrant and Ronald W. Buckly

99.1	Press Release dated November 1, 2006 of the Registrant